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                                                                    Exhibit 10.3

                               SECOND AMENDMENT TO
                              AMENDED AND RESTATED
                            STOCK PURCHASE AGREEMENT

      THIS SECOND AMENDMENT, dated as of January 29, 1999 by and among GTE Holdings (Puerto Rico) LLC ("Purchaser"), GTE International Telecommunications Incorporated ("Strategic Purchaser"), Puerto Rico Telephone Authority (the "Authority") and Puerto Rico Telephone Company (the "Company" and collectively with Purchaser, Strategic Purchaser and the Authority, the "Parties").

                                   WITNESSETH:

      WHEREAS, Purchaser, Strategic Purchaser, the Authority and the Company are parties to that certain Amended and Restated Stock Purchase Agreement dated as of July 21, 1998, as amended as of January 4, 1999 (the "Purchase Agreement"); and

      WHEREAS, the Parties desire to modify certain provisions of the Purchase Agreement.

      NOW, THEREFORE, the Parties hereby covenant and agree as follows:

      Section 1. Termination. Section 11.01 of the Purchase Agreement is hereby amended and restated in its entirety to read:

      "11.01 Grounds for Termination.

            (a) This Agreement may be terminated at any time prior to the
      Closing:

                  (i) by mutual written agreement of the Authority and Purchaser;

                  (ii) by either the Authority or Purchaser if the transactions contemplated herein shall not have been consummated on or before February 26, 1999, or such other date, if any, as the Authority and Purchaser shall agree in writing; provided that no party may terminate this Agreement pursuant to this clause if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Closing shall not have been consummated on or before such date;

                  (iii) by either the Authority or Purchaser if consummation of the transactions contemplated herein would violate any nonappealable final order, decree or judgment of any court or Governmental Authority having competent jurisdiction which the

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      parties have used commercially reasonable efforts to oppose and cause to be dismissed;

                  (iv) (x) By the Authority pursuant to, and subject to Purchaser's rights under, Section 5.05 hereof, in the event the Authority enters into a definitive agreement with respect to a Competing Transaction;

                        (y) without prejudice to Section 5.05, by Purchaser, if the Authority or GDB publicly recommends a Competing Transaction, signs any purchase or sale agreement relating to a Competing Transaction or any approval constituting part of the Act No. 54 Approval is granted for a Competing Transaction;

                  (v) By either the Authority or Purchaser if after July 21, 1998 such other party is then in material breach of this Agreement, and the terminating party is not then in material breach of this Agreement; or

                  (vi) By either the Authority or Purchaser if, after July 21, 1998 and prior to the Closing, any condition set forth herein for the benefit of such party (a) shall not have been timely met, (b) cannot be met on or before the Closing Date and (c) has not been waived.

            The party desiring to terminate this Agreement pursuant to clauses
      (ii), (iii), (iv), (v), or (vi), shall give two (2) business days notice of such termination to the other party.

            (b) (i) Notwithstanding the provisions of Sections 11.01(a)(ii), 11.01(a)(v) and 11.01(a)(vi), if a default by any party hereto can be cured or a condition satisfied within thirty (30) business days after the time fixed for Closing as set forth herein, then the Closing Date shall be extended for the period (not to exceed thirty (30) business days) but no later than March 31, 1999 required for such party to make such cure or satisfaction. If such cure or satisfaction cannot be, or is not, completed within thirty (30) business days after such initial time, then the rights of the parties shall be governed by the applicable provisions of this Agreement without regard to this Section 11.01(b).

            Notwithstanding anything to the contrary contained herein, in the event that the FCC Consent shall have been obtained but the FCC Consent shall not have become a Final Order within the meaning of the FCC Rules on or prior to February 26, 1999, then the


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      date set forth in Section 11.01(a)(ii) shall be extended until the first to occur of five (5) business days after receipt of a Final Order and March 31, 1999."

      Section 2. No Other Amendments. Except as expressly provided in this Second Amendment, all of the terms and conditions of the Purchase Agreement remain unchanged.

      Section 3. Authority; Binding Effect. Each party hereto represents and warrants that the execution, delivery and performance by such party of this Second Amendment are within such party's powers, have been duly authorized by such party and, upon execution hereof by such party, will be duly executed and will constitute a valid and binding obligation of such party.

      Section 4. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Second Amendment shall become effective when each party hereto has received a counterpart signed by the other parties hereto.

      Section 5. Governing Law. This Second Amendment shall be construed in accordance with and governed by the laws of Puerto Rico without giving effect to principles of conflicts of law.


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      IN WITNESS WHEREOF, the Parties hereto have caused this Second Amendment to the Stock Purchase Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                     GTE HOLDINGS (PUERTO RICO) LLC

                                     By:
                                        ----------------------------------------

                                     By:
                                        ----------------------------------------


                                     GTE INTERNATIONAL
                                     TELECOMMUNICATIONS INCORPORATED

                                     By:
                                        ----------------------------------------

                                     By:
                                        ----------------------------------------


                                     PUERTO RICO TELEPHONE AUTHORITY

                                     By:
                                        ----------------------------------------


                                     PUERTO RICO TELEPHONE COMPANY

                                     By:
                                        ----------------------------------------


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